Agreement Award

Indian-Non Judicial Stamp
Haryana Government

Date : 23/03/2022

Certificate No. G0W2022C2582

GRN No. 88574418

Stamp Duty Paid : ₹ 700
(Rs. Only)

Penalty : ₹ 0
(Rs. Zero Only)

Seller / First Party Detail

Name: Yatraonlineltd
H.No/Floor : 272
Sector/Ward : 20
LandMark : Gulfabida
City/Village : Udhyogvihar
District : Gurugram
State : Haryana
Phone: 99******80

Buyer / Second Party Detail

Name : Networkmil
H.No/Floor : 1
Sector/Ward : 0
LandMark : Empire complex 414 senapati bapat
City/Village: Mumbai
District : Lower parel
State : Maharashtra
Phone : 99******99

Purpose : WAIVER AND TERMINATION AGREEMENT

The authenticity of this document can be verified by scanning this QrCode Through smart phone or on the website https://egrashry.nic.in

Agreement Award

Indian-Non Judicial Stamp
Haryana Government

Date : 23/03/2022

Certificate No. G0W2022C3541

GRN No. 88586855

Stamp Duty Paid : ₹ 700
(Rs. Only)

Penalty : ₹ 0
(Rs. Zero Only)

Seller / First Party Detail

Name: Yatraonlineltd
H.No/Floor : 272 Sector/Ward : 20 LandMark : Gulfabida
City/Village : Udhyogvihar District : Gurugram State : Haryana
Phone: 99******80

Buyer / Second Party Detail

Name : Networkmil
H.No/Floor : 1 Sector/Ward : 0 LandMark : Empire complex 414 senapati bapat
City/Village: Mumbai District : Lower parel State : Maharashtra
Phone : 99******99

Purpose : WAIVER AND TERMINATION AGREEMENT

The authenticity of this document can be verified by scanning this QrCode Through smart phone or on the website https://egrashry.nic.in

WAIVER AND TERMINATION AGREEMENT

DATED

MARCH 23, 2022

AMONG

YATRA ONLINE LIMITED

VISTRA ITCL (INDIA) LIMITED (*FORMERLY KNOWN AS IL & FS TRUST LIMITED*) (ACTING AS TRUSTEE FOR PANDARA TRUST SCHEME I)

NETWORK18 MEDIA AND INVESTMENTS LIMITED

AND

YATRA ONLINE, INC.

THIS STAMP PAPER FORMS AN INTEGRAL PART OF THE WAIVER AND TERMINATION AGREEMENT DATED MARCH 23, 2022 AMONG YATRA ONLINE LIMITED, VISTRA ITCL (INDIA) LIMITED (*FORMERLY KNOWN AS IL & FS TRUST LIMITED*) (ACTING AS TRUSTEE FOR PANDARA TRUST SCHEME I), NETWORK18 MEDIA AND INVESTMENTS LIMITED AND YATRA ONLINE, INC.

WAIVER AND TERMINATION AGREEMENT

This **WAIVER AND TERMINATION AGREEMENT** (the **"Waiver and Termination Agreement"**) is executed at Gurgaon on the 23rd day of March, 2022 by and amongst:

1. **YATRA ONLINE LIMITED,** a limited company incorporated under the Companies Act, 1956 and having its registered office at B2/101, 1st Floor, Marathon Innova, Marathon Nextgen Complex B Wing, G. Kadam Marg, Opp. Peninsula Corp Park, Lower Parel (W), Mumbai – 400013, Maharashtra, India (hereinafter referred to as the "**Company**"), which expression shall, unless it be repugnant to the context or meaning thereof, be deemed to mean and include its successors and permitted assigns, of the **FIRST PART**;

   AND

2. **VISTRA ITCL (INDIA) LIMITED (FORMERLY KNOWN AS IL & FS TRUST LIMITED) (ACTING AS TRUSTEE FOR PANDARA TRUST SCHEME I),** a trust created under the provisions of the Indian Trusts Act, 1882, having its registered office at H. No. 632, 5th Cross, 12th 'A' Main, 4th Block, Kormangla, Bangalore – 560034, Karnataka, India (hereinafter referred to as the "**Pandara Trust**"), which expression shall, unless it be repugnant to the context or meaning thereof, be deemed to mean and include its successors and permitted assigns, of the **SECOND PART**;

   AND

3. **NETWORK18 MEDIA AND INVESTMENTS LIMITED,** a limited company incorporated under the Companies Act, 1956 and having its registered office at First floor, Empire Complex, 414, Senapati Bapat Marg, Lower Parel, Mumbai – 400 013, Maharashtra, India (hereinafter referred to as the "**Network18**"), which expression shall, unless it be repugnant to the context or meaning thereof, be deemed to mean and include its successors and permitted assigns, of the **THIRD PART;**

   AND

4. **YATRA ONLINE, INC.,** a Cayman Islands exempted company and having its registered office at Maples Corporate Services Limited, PO Box-309, Ugland House, Grand Cayman, Cayman Island (hereinafter referred to as the "**YOI**"), which expression shall, unless it be repugnant to the context or meaning thereof, be deemed to mean and include its successors and permitted assigns, of the **LAST PART;**

In this agreement, (i) Pandara Trust and Network18 are hereinafter referred to individually as an "**Investor**" and jointly as "**Investors**" (ii) the Company, Investors and YOI are hereinafter referred to individually as a "**Party**" and jointly as "**Parties**".

WHEREAS:

A. The Parties have entered into the SHA (as defined below) to record their *inter-se* rights and obligations in respect of the Company and other matters in relation to the investments of the Investors in the Company.

B. The Company is now desirous of undertaking an initial public offering of equity shares having a face value of ₹1 each of the Company (the "**Equity Shares**"), comprising a fresh issue of Equity Shares (the "**Fresh Issue**") and an offer for sale by certain shareholders of the Company (the "**Offer for Sale**", and together with the Fresh Issue, the "**Offer**") in accordance with the Companies Act, 2013, the Securities and Exchange Board of India (Issue of Capital and Disclosure Requirements) Regulations, 2018, as amended, and other applicable laws.

C. In furtherance of the Offer, it had been agreed upon amongst the Parties that from the Effective Date (as defined below), all the rights of the Investors, that are otherwise available to them under the SHA shall stand terminated (except as stated in this Waiver and Termination Agreement).

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D. Following the Effective Date, except: (i) as provided herein; or (ii) as may be mutually agreed in writing between the Parties, the Investors' rights shall be *pari passu* with that of the other equity shareholders of the Company in accordance with applicable laws.

NOW THEREFORE, in consideration of the premises and the mutual covenants set forth herein, the Parties hereby agree as follows:

1. DEFINITIONS

Words and expressions defined in the SHA shall have the same meaning in this Waiver and Termination Agreement (wherever such words and expressions are used in this Waiver and Termination Agreement but not defined) save as otherwise such terms which are defined below:

"**Business Day**" means a day (excluding Saturdays and Sundays) on which banks generally are open in Mumbai and Delhi for the transaction of normal banking business;

"**Company**" shall have the meaning set forth in the Preamble hereof.

"**Effective Date**" shall be such date on which the Equity Shares are Allotted pursuant to the Offer.

"**Equity Shares**" shall have the meaning set forth in Recital B hereof.

"**Fresh Issue**" shall have the meaning set forth in Recital B hereof.

"**Long Stop Date**" shall mean September 30, 2023.

"**Investors**" shall have the meaning set forth in the Preamble hereof.

"**Offer**" shall have the meaning set forth in Recital B hereof.

"**Offer for Sale**" shall have the meaning set forth in Recital B hereof.

"**Party**" or "**Parties**" shall have the meaning set forth in the Preamble hereof.

"**SHA**" shall mean collectively the share subscription cum shareholders agreement dated May 7, 2014 and share subscription cum shareholders agreement April 29, 2015, executed amongst the Company, Investors and YOI;

"**Stock Exchanges**" shall mean the BSE Limited and the National Stock Exchange of India Limited or any other recognized stock exchange as decided by the Parties.

"**Selling Shareholders**" shall have the same meaning as set forth in the draft red herring prospectus to be filed by the Company in relation to the Offer.

"**Waiver and Termination Agreement**" shall mean this agreement for waiving certain rights and terminating the SHA on the terms and conditions set out herein, as amended from time to time.

The rules of interpretation applicable in the SHA shall *mutatis mutandis* apply to this Waiver and Termination Agreement as if they were set out herein with each reference to the 'Agreement' under the SHA being deemed to be a reference to this Waiver and Termination Agreement.

2. TERMINATION AND CONSENTS

2.1 Notwithstanding anything contained in the SHA, the Parties hereby agree to terminate the SHA, as amended by this Waiver and Termination Agreement on and from the Effective Date, and the SHA read with the

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Waiver and Termination Agreement shall stand automatically terminated on the Effective Date, without any further act or deed required on the part of any Party The Parties agree that, except as otherwise agreed in this Waiver and Termination Agreement in relation to the Offer, the SHA shall continue to be in full force and effect until the Effective Date and that the termination under this Clause 2.1 shall be without prejudice to accrued rights and obligations of the Parties until such termination, including those accrued between the date of this Waiver and Termination Agreement and the Effective Date.

2.2 The Investors acknowledge that (i) the Board of Directors of the Company, if required, shall be reconstituted and (ii) the committees or sub-committees, if required, shall be constituted or reconstituted by the Board of Directors of the Company in accordance with the provisions of the Companies Act, 2013 and the Securities and Exchange Board of India (Listing Obligations and Disclosure Requirements) Regulations, 2015, as amended, prior to filing of the draft red herring prospectus (**"DRHP"**) by the Company with the Securities and Exchange Board of India (**"SEBI"**) in connection with the Offer.

2.3 The Parties agree that decisions in relation to the Offer including in relation to valuation, Offer size, price band, the Offer price, the Offer opening date and the Offer closing date, appointment of intermediaries etc. shall be determined by the Company in a meeting of its Board or a committee thereof or as ratified in a meeting of its Board or a committee thereof, in consultation with the BRLMs appointed in relation to the Offer.

2.4 The Parties agree that this Waiver and Termination Agreement shall *ipso facto* terminate, without any further acts of the Parties and without any liabilities or obligations whatsoever, upon the earlier of the following dates: (a) Effective Date; or (b) if the bid/offer opening date in the Offer does not occur prior to September 30, 2023 or such other date as mutually agreed in writing between Parties (**"Long Stop Date"**);or (c) the date on which the Board of the Company decides not to undertake the Offer.

2.5 In case of termination of this Waiver and Termination Agreement in accordance with Clause 2.4 above, the Parties agree that provisions of the SHA (as existing prior to the execution of this Waiver and Termination Agreement) (i) shall continue without any prejudice whatsoever thereto, (ii) immediately and automatically stand reinstated, with full force and effect, without any further action or deed required on the part of any Party; and (iii) be deemed to have been in force during the period between date of execution of this Waiver and Termination Agreement and the date of termination of this Waiver and Termination Agreement, without any break or interruption whatsoever. It is clarified that the Parties shall take all such actions, and do all such things, necessary to ensure that the Parties are placed in the same position and possess the same rights as if this Waiver and Termination Agreement had never been executed and implemented. To the extent any specific actions cannot be reversed to *status quo ante*, the Parties will mutually engage in good faith discussions to ensure that, to the fullest extent possible under applicable law, all of the rights and privileges of the Parties are reinstated to the position they would have been without such actions. However, the Investors acknowledge that the Company may continue to be a public limited company, at its own discretion, pursuant to the conversion undertaken by the Company for the purposes of the Offer.

3. WAIVERS AND AMENDMENTS

3.1 In order to facilitate the Offer and to the extent that they relate to transfer of Equity Shares by the Shareholders pursuant to the Offer, the Parties, as may be applicable, hereby agree to waive their respective rights under Clause 8 (*Exit/ transfer of Shares by the Investors*) and Clause 9.3 (*Permitted Transfers*) of the SHA, with effect from the execution of this Waiver and Termination Agreement.

3.2 Each Party consents to the proposed issuance by the Company through the Fresh Issue and transfer of the Equity Shares by the Selling Shareholders through the Offer for Sale in the Offer, notwithstanding anything stated to the contrary in the provisions of the SHA.

3.3 Each Party consents to the disclosure of its name the contents of the SHA including any related agreements and this Waiver and Termination Agreement, as may be required, to be disclosed under Applicable Law in the draft red herring prospectus, red herring prospectus, prospectus and other documents in connection with the Offer. Each Party consents to any details contained in the SHA including any related agreements and this

Waiver and Termination Agreement, including their copies thereof, to be submitted to any regulatory or statutory authority as required in relation to the Offer and provide them as material documents for inspection at the office of the Company or electronically, to the extent required under Applicable Law.

3.4 Clause 10.6 of the SHA shall be amended, upon and from the date of execution of this Waiver and Termination Agreement, to be read as stated herein below:

"*Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by email, telegram or fax, or 48 hours after being deposited as certified or registered mail, with postage prepaid, addressed to the Party at such Party's address, email address or fax number as set forth below, or as subsequently modified by written notice.*

To the Company

YATRA ONLINE LIMITED
B2/101, 1st Floor
Marathon Innova, Marathon Nextgen Complex B Wing
G. Kadam Marg, Opp. Peninsula Corp Park
Lower Parel (W), Mumbai – 400013
Maharashtra, India
E-mail: legal@yatra.com
Contact person: Legal Department/ Mr. Darpan Batra

To the Investors

NETWORK18 MEDIA AND INVESTMENTS LIMITED
Express Trade Towers, Plot Numbers 15 & 16,
Sector 16A, Noida 201 301
Email: Kshipra.jatana@nw18.com
Contact person: Kshipra Jatana

PANDARA TRUST SCHEME I, represented by its trustee Vistra ITCL (India) Limited
H. No. 632, 5th Cross, 12th 'A' Main, 4th Block,
Kormangla, Bangalore - 560034
Karnataka, India
Email: tcm@chiratae.com; finance@chiratae,com
Contact person: T C Meenakshisundaram

To YOI

Plot No. 272, 4th Floor
Gulf Adiba Phase II
Udyog Vihar, Gurugram – 122008
Haryana, India
Email: dhruv.shringi@yatra.com, with a copy to: legal@yatra.com
Contact person: Mr. Dhruv Shringi"

4. REPRESENTATIONS AND WARRANTIES OF THE PARTIES

4.1 Each Party represents and warrants to the other Parties, that such Party has the power and authority and is competent to enter into, and execute, this Waiver and Termination Agreement and to perform the transaction and obligations hereunder and is not restrained or prevented by any contract or arrangement to which it is a party, from entering into this Waiver and Termination Agreement or other deeds and writing incidental hereto and undertaking the obligations herein mentioned.

5. **GENERAL PROVISIONS**

5.1 **Amendments**: No changes or additions to, or modifications of, this Waiver and Termination Agreement shall be valid unless made in writing and signed by all the Parties hereto. In the event of any ambiguity or discrepancy between the provisions of this Waiver and Termination Agreement and the SHA, the provisions of this Waiver and Termination Agreement shall prevail.

5.2 **Severability:** Any term or provision of this Waiver and Termination Agreement that is invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Waiver and Termination Agreement.

5.3 **Governing Law and Dispute Resolution**: The Parties hereby agree that provisions of the SHA shall apply *mutatis mutandis* to this Waiver and Termination Agreement as if they were set out herein with each reference to the 'Agreement' under the SHA being deemed to be a reference to this Waiver and Termination Agreement.

5.4 **Counterparts**: This Waiver and Termination Agreement shall be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which will constitute one and the same instrument. The delivery of signed counterparts by electronic mail in "portable document format (.pdf)" shall be as effective as signing and delivering the counterparts in person.

5.5 The provisions of clauses 10.14 (*Indemnification; Contribution*), and 10.12 (*Confidentiality*) of the SHA shall apply to this Waiver and Termination Agreement and are hereby incorporated by reference in their entirety herein, mutatis mutandis.

5.6 The SHA read in conjunction with the Waiver and Termination Agreement shall constitute the entire understanding and agreement between the Parties with respect to the subject matter hereof.

5.7 Each Party shall from time to time and at its own cost, do, execute and deliver or procure to be done, executed, and delivered, all such further acts, documents and things, as may be reasonably required to give full effect to this Waiver and Termination Agreement and the respective rights, powers and remedies of the Parties under this Waiver and Termination Agreement.

[*Remainder of this page is intentionally left blank*]

IN WITNESS WHEREOF, the Parties hereto have caused this Waiver and Termination Agreement to be executed by their duly authorized representatives as of the date herein mentioned

For or on behalf of **YATRA ONLINE LIMITED**

____

Name: Dhruv Shringi

Designation: Whole Time Director cum CEO

Date:

IN WITNESS WHEREOF, the Parties hereto have caused this Waiver and Termination Agreement to be executed by their duly authorized representatives as of the date herein mentioned

For or on behalf of **PANDARA TRUST – SCHEME I (REPRESENTED BY ITS TRUSTEE VISTRA ITCL (INDIA) LIMITED)**

Authorised Signatory

Name: T C Meenakshisundaram

Designation: Designated Partner

IN WITNESS WHEREOF, the Parties hereto have caused this Waiver and Termination Agreement to be executed by their duly authorized representatives as of the date herein mentioned

For or on behalf of **NETWORK18 MEDIA AND INVESTMENTS LIMITED**

____

AUTHORISED SIGNATORY

NAME: KARANVIR GILL

IN WITNESS WHEREOF, the Parties hereto have caused this Waiver and Termination Agreement to be executed by their duly authorized representatives as of the date herein mentioned

For or on behalf of **YATRA ONLINE, INC.**

____

Name: Dhruv Shringi
Designation: Director and CEO
Date: